Xtra-Gold RESOURCES CORP

July 1, 2010

Ravenclaw Mining Limited
C/O Everest Asset Management
Raemistrasse 8
Zurich 8024
Switzerland

Attention: Erwin Speckert

Dear Sirs:

Re: Agreement between Xtra-Gold Mining limited ("Xtra-Gold") and Ravenclaw Mining Limited ("Ravenclaw")

The above-noted parties are entering into this alluvial contract mining agreement (the **"Agreement")** on the following terms and conditions.

1. Scope of Work

Ravenclaw will assist Xtra-Gold in overseeing and administering all of the contract alluvial mining operations that are being conducted on Xtra-Gold's mining leases (the "**properties**"), in the Kibi Gold Belt, Ghana. Ravenclaw will report directly to the General Manager of Xtra-Gold.

2. Term

The contract commenced July 1, 2010, and renews every 12 months on July 1st.

3. Compensation

Ravenclaw will receive a maximum payment of 2% Gross Overriding Royalty ("**GOR**") on all alluvial gold produced by the contract miners, on the properties. Ravenclaw will not be entitled to any compensation, until Xtra-Gold receives its 10% GOR, on all alluvial gold produced from the contract miners. Ravenclaw has the option to take their payment in cash or kind.

P.O. Box CT5239, Cantonments
Accra, Ghana

TEL: 233 244 328696
FAX: 416 981-3055
E-MAIL: DNKANSA@HOTMAIL.COM
WEB SITE: www.xtragold.com

4. Non-Assignability

Ravenclaw shall have no assignment rights under this Agreement without Xtra-Gold's approval in writing.

5. Termination of Agreement

Both parties can terminate the agreement at any time by giving 30 days written notice.

6. Court Action

Ravenclaw waives all its rights to bring any court action against Xtra-Gold.

7. Address for Delivery of Notice

(a) All notices and other communications to either party shall be in writing and shall be sufficiently given if delivered in person, or sent by mail to the address for such party as noted in this Agreement.

(b) Either party may change its mailing address by notifying the other party in writing.

8. Governing Laws

For all purposes, this Agreement will be governed exclusively by and be construed and enforced in accordance with the laws prevailing in the Republic of Ghana.

XTRA-GOLD MINING LIMITED

Per: ______________________________
Victor Nkansa Director/Secretary

We hereby accept and agree to the terms and conditions set forth above in this Agreement, as of this 1 day of July, 2010.

RAVENCLAW MINING LIMITED

By: ______________________________
General Manager

XTRA-GOLD RESOURCES CORP.

By: ______________________________
Director/President